SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2004

AIRSPAN NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

000-31031	75-2743995
(Commission file number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 105, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip code)

(561) 893-8670

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

On April 20, 2004, the Company issued a press release regarding amendments to its existing fixed wireless access equipment supply agreement with Axtel, S.A. de C.V. A copy of that release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7. Exhibits

(c) Exhibits

10.1	Amendment No. 2 to agreements between the Company and Axtel, S.A. de C.V.

99.1	Press Release dated April 20, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2004

AIRSPAN NETWORKS, INC

By:	/s/ Peter Aronstam
Peter Aronstam
Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

10.1	Amendment No. 2 to agreements between the Company and Axtel, S.A. de C.V.[1]
99.1	Press release dated April 20, 2004

[1]	Confidential treatment requested for portions of this agreement.